Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 2, 2018, relating to the financial statements and financial statement schedule of Fossil Group, Inc., and the effectiveness of Fossil Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fossil Group, Inc. for the year ended December 30, 2017.

/s/ Deloitte & Touche LLP

Dallas, Texas

June 15, 2018